Exhibit 5
JOINT FILING AGREEMENT
In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of an amendment to the Schedule 13D filed by them on June 11, 2007 with respect to the common stock of Wilsons The Leather Experts Inc. and further agree that this Joint Filing Agreement be included as an exhibit to such joint filing.
Dated: June 26, 2007

MARATHON FUND LIMITED PARTNERSHIP V

By:	Miltiades, L.P.
Its:	General Partner

By:	Marathon Ultimate GP, LLC
Its:	General Partner

By:	/s/ Michael T. Sweeney
Name:	Michael T. Sweeney
Title:	Manager

MILTIADES, L.P.

By:	Marathon Ultimate GP, LLC
Its:	General Partner

By:	/s/ Michael T. Sweeney
Name:	Michael T. Sweeney
Title:	Manager

MARATHON ULTIMATE GP, LLC

By:	/s/ Michael T. Sweeney
Name:	Michael T. Sweeney
Title:	Manager